UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

PROVENTION BIO, INC.

Commission File Number: 001-38552

Delaware	81-5245912
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

55 Broad Street, 2nd Floor
Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

(908) 336-0360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 30, 2022, Provention Bio, Inc. (the “Company”) and MacroGenics, Inc. (“MacroGenics”) entered into Amendment No. 1 (the “Amendment”) to the Asset Purchase Agreement, dated May 7, 2018. Pursuant to Amendment, the $60.0 million milestone payment related to the achievement of U.S. Food and Drug Administration approved TZIELDTM (teplizumab-mzwv) to delay the onset of Stage 3 type 1 diabetes (“T1D”) in adult and pediatric patients aged 8 years and older with Stage 2 T1D were revised to require the amount to be paid in four equal installments rather than within 90 days of approval. Under the Amendment, the Company is required to pay MacroGenics $15.0 million on each of November 30, 2022, March 1, 2023, June 1, 2023 and September 1, 2023.

The foregoing is a summary description of certain terms of the Amendment and is not complete and is qualified in its entirety by reference to the text of the Amendment, which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022

Provention Bio, Inc.

	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer